Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made as of October 17, 2019 by and between Greenland Acquisition Corporation (the “Company”) and CCWW Holdings LLC (the “Subscriber”). The Company and the Subscriber are hereinafter collectively referred to as the “Parties” for the purpose of this Agreement.

WHEREAS, each of the Company and the Subscriber is party to that certain Subscription Agreement dated September 8, 2019 (the “Subscription Agreement”), pursuant to which the Subscriber irrevocably subscribed for and agrees to purchase from the Company 487,804 ordinary shares of the Company, at a price of $10.25 per share, simultaneously with or immediately prior to the closing of the Company’s initial business combination, and the Subscriber will have the right to purchase ordinary shares of the Company in one or more open market purchases or in privately negotiated transactions with third parties; and

WHEREAS, the Parties desire to cause the Subscription Agreement to be terminated.

NOW, THEREFORE, the Parties hereto, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agree as follows:

1.                   Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Subscription Agreement.

2.                   Termination. The Subscription Agreement is hereby terminated effective immediately. The Subscription Agreement shall be of no further force or effect, and neither the Company nor the Subscriber, nor any of their respective affiliates or successors in interest, shall have any further rights or obligations thereunder or any continuing liability to any party thereto (or any affiliate of any party thereto) arising out of, under or in respect of the Subscription Agreement.

3.                   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law and the parties will attempt to modify this agreement by insertion, deletion or revision so as to accomplish the original intent in a fashion that is not so prohibited or invalid.

4.                   Successors. This Agreement shall inure to the benefit of and bind (i) any and all heirs, successors in interest, assigns, officers, members or employees of the Parties, as applicable and (ii) any persons or entities that acquire assignee or all or substantially all of the assets or a portion of the assets of assignee, whether by asset sale, equity transfer, merger, combination or otherwise.

5.                   Venue. The Parties irrevocably submit exclusively to the jurisdiction of the State of New York and the venue of New York County in any action brought by the Parties concerning this Agreement or the performance thereof.

6.                   Choice of Law. This Agreement shall be governed by, construed and entered in accordance with the laws of the State of New York applicable to contracts deemed to be made within such state, without regard to choice of law or conflict of law provisions thereof.

7.                   Interpretation. No provision of this Agreement shall be interpreted or construed against any Party because that Party or its legal representative drafted it.

8.                   Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

Greenland Acquisition Corporation		CCWW Holdings LLC

By:	/s/ Yanming Liu	By:	/s/ Gary Chen
Name:	Yanming Liu	Name:	Gary Chen
Title:	Chief Executive Officer	Title:	Manager

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